                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of July 1, 2002, by and between Liberte Investors Inc., a Delaware corporation (the "COMPANY"), and Donald J. Edwards, an individual (the "INVESTOR").

                                    RECITALS:

         A. Pursuant to that certain Nonqualified Stock Option Agreement (herein so called) dated as of July 9, 2002, between the Investor and the Company, the Company has granted to the Investor options (the "OPTIONS") exercisable for an aggregate of 2,573,678 shares of Common Stock (hereinafter defined), subject to certain adjustments, conditions and limitations described therein, including the receipt of stockholder approval with respect to such grant, and has agreed to grant to the Investor additional options (the "ADDITIONAL OPTIONS") under certain circumstances as set forth therein.

         B. The Investor may acquire up to 333,333 shares of Common Stock from the Company within one (1) year of the date hereof (the "PURCHASED SHARES").

         C. The Company has agreed to grant certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Options and the Additional Options and the Purchased Shares, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS:

         1. Certain Definitions.

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Additional Options: See the recitals to this Agreement.

                  Affiliate: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

                  Common Stock: The common stock, par value $.01 per share, of the Company.

                  Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  Options: See the recitals to this Agreement.

                  Market Price: That price of a security determined as follows:
(i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the business day immediately preceding the date of the S-3 Request (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in The Wall Street Journal or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the S-3 Request (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or
(iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the S-3 Request).

                  Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including all material incorporated by reference into such prospectus.

                  Registrable Securities: (a) any shares of Common Stock issued or issuable upon the exercise of the Options or the Additional Options (collectively, the "OPTIONED SHARES"), (b) the shares of Common Stock comprising the Purchased Shares and (c) any securities issued or issuable with respect to the Optioned Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer under securities laws, and it may be resold without subsequent registration under the Securities Act, or (iv) the Registrable Security may be sold under Rule 144(k) of the Securities Act.

                  Registration Expenses: See Section 5 hereof.

                  Registration Statement: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  SEC: The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                  Underwritten Registration and Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Registration Rights.

                  (a) Shelf Registration. On or before 180 days after the date hereof, the Company shall prepare and file with the SEC a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities, which registration statement shall consist of a resale prospectus comprising part of the Company's registration statement on Form S-8 with respect to the Purchased Shares and the Optioned Shares. The Company shall use its reasonable best efforts to have the Shelf Registration Statement declared effective and to keep such Shelf Registration Statement continuously effective until the later of (i) the date which is 36 months following the date upon which the Shelf Registration Statement becomes effective, and (ii) the date which is three months after the date on which the Investor ceases to be an Affiliate of the Company in the opinion of counsel for the Company. Any holder of Registrable Securities (individually, a "Holder," and collectively, the "Holders") shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement at any time prior to the effective date of such Shelf Registration Statement.

                  The Company agrees, subject to Section 4(j), if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as requested (which request shall result in the filing of a supplement or amendment) by any holder of Registrable Securities to which such Shelf Registration Statement relates, and the Company agrees to furnish to such holders, such holders' counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the SEC.

                  A registration statement will not be deemed to have been effected as a Shelf Registration Statement unless such Shelf Registration Statement has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after a Shelf Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. If a Shelf Registration Statement is deemed not to have been effected, then the Company shall continue to be obligated to effect such Shelf Registration Statement pursuant to this Section 2.

                  (b) Incidental Registration. If, at any time after the date hereof, the Company proposes to file a registration statement under the Securities Act (other than in connection with a Registration Statement on Form S-4 or S-8 or any form substituting therefor or a registration statement relating to issuances of securities other than Common Stock (or securities convertible into Common Stock) by the Company) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities at least 20 days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request; provided, however, that if such registration is not underwritten and such Registrable Securities are then covered by an effective Shelf Registration Statement, then the Company shall not have the obligation to give such notice with respect to such Registrable Securities or register any such Registrable Securities under this Section 2(b). Each holder of Registrable Securities desiring to have its Registrable Securities registered under this
Section 2(b) shall so advise the Company in writing within 15 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be therein, and, if such registration is an Underwritten Registration, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering informs the holder of such Registrable Securities that the total number of securities that the Company, the holders of such Registrable Securities, or other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

                  (i) if such registration has been initiated by the Company as a primary offering, first to the securities sought to be included by the Company, second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder, and third to all other securities sought to be included by holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder; and

                  (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(a) hereof), first to the securities sought to be included by such demanding holder, second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering, and third to the securities sought to be included by the Company and to all other securities sought to be included by other holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by the Company and each such holder.

                  If the number of Registrable Securities sought to be registered pursuant to this Section 2(b) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.

         3. Hold-Back Agreements. Each holder of Registrable Securities agrees that, in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, no shares of Common Stock held by such holder may be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for up to one hundred eighty (180) days after the effectiveness of the registration statement filed in connection with such offering, if all of the Company's directors and officers agree to be similarly bound, and releases from any and all lock-up agreements in connection with such offering are granted on a pro-rata basis. This Section 3 shall no longer apply six (6) months after the holder ceases to be an officer, director or 5% or more stockholder of the Company, as the case may be.

         4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use its commercially reasonable efforts to, as expeditiously as possible:

                  (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on the appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, copies of all such documents proposed to be filed, which documents, subject to compliance with applicable securities laws, will be subject to the review of such counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding any documents incorporated by reference) to which such counsel shall reasonably object; and provided, further, that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(a) hereto for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period specified, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (and in connection therewith provide the Investor with the right to review and reasonably approve the description of the "plan of distribution" therein); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation, merger, acquisition or divesture of assets or other material transaction, so long as the Company promptly thereafter complies with the requirements of Section 4(j) hereof, if applicable;

                  (c) notify the selling holders of Registrable Securities promptly, and (if requested by any such Person) confirm such advice in writing,
(1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (5) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                  (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  (e) furnish to each selling holder of Registrable Securities, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (f) deliver to each selling holder of Registrable Securities, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Person; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (g) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller reasonable requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                  (h) cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends except as required by the Certificate of Incorporation of the Company; and enable such Registrable Securities to be in such denominations and registered in such names as the holders of such Registrable Securities may request at least two business days prior to any sale of Registrable Securities

                  (i) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (j) upon the occurrence of any event contemplated by Section 4(c)(5) above, subject to the Company's ability to postpone the preparation of such supplement or amendment pending the public announcement of a material event such as a merger or acquisition or divestiture of assets, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (k) cause all shares owned by the holders of Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (l) make available for inspection by representatives of the holders of the Registrable Securities and any attorney or accountant retained by the sellers, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to ensure compliance with the Exchange Act.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(j) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(m) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called

"REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel to the holders of Registrable Securities.

                  6. Indemnification Contribution.

                  (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and its partners, and their respective officers, directors, employees, and Affiliates, and each Person who controls such Person (within the meaning of section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based (i) upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus (including any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

                  (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, each other holder and their respective directors, officers, employees, and Affiliates and each Person who controls the Company and as such other Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder exceed the lesser of (i) that proportion of the losses, claims, damages, expenses and liabilities against which is equal to such selling holder's proportion of the total securities sold under such registration statement, and (ii) the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not be permitted to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount which exceeds the lesser of (i) that proportion of the losses, claims, damages, expenses and liabilities against which is equal to such selling holder's proportion of the total securities sold under such registration statement, and (ii) the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                  7. Rule 144. The Company hereby agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                  8. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  9. Miscellaneous.

                  (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least 75% of the then outstanding Registrable Securities.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to the Investor, at the most current address given by the Investor to the Company, in accordance with the provisions of this subsection, which address initially is 1857 N. Fremont Street, Chicago, Illinois 60614;

                           (ii) if the Company, at the most current address given by the Company to the Investor, in accordance with the provision of this subsection, which address initially is 200 Crescent Court, Suite 1365, Dallas, Texas 75201, Attention: Chairman; and

                           (iii) if to any transferee, at the address given by such transferee to the Company in accordance with the provisions of this subsection.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Nonqualified Stock Option Agreement; and provided, further, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (i) Entire Agreement. This Agreement and the other related agreements executed concurrently herewith by the Company and the Investor are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Such agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.



                          THE COMPANY:

                          LIBERTE INVESTORS INC., a Delaware corporation


                          By:  /s/ Gerald J. Ford
                               -----------------------------------------------
                          Name: Gerald J. Ford
                          Title: Chairman



                          INVESTOR:


                          /s/ Donald J. Edwards
                          ----------------------------------------------------
                          Donald J. Edwards